UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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 ☐ Preliminary Proxy Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 ☐ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☒ Soliciting Material under §240.14a-12

THE SWISS HELVETIA FUND, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Swiss Helvetia Fund Announces Special Meeting

January 27, 2025 – The Swiss Helvetia Fund, Inc. (the “Fund”) (NYSE: SWZ) announced today that a special meeting of stockholders will be held on Friday, February 21, 2025 at 11:00 a.m. at the offices of Sullivan & Cromwell LLP, 535 Madison Avenue, New York, New York 10022 to consider proposals to approve (1) the Fund entering into an investment advisory agreement with Bulldog Investors, LLP, and (2) changes to the Fund’s investment objective, strategies, and restrictions in order to expand the types of investments the Fund can make to meet its objective. If shareholders approve all of the proposals, the Board of Directors intends to authorize the sale of substantially all of the Fund’s portfolio securities, and to declare a special cash distribution (consisting largely or entirely of long-term capital gains) representing approximately 30% of the Fund’s net assets.

Following the special cash distribution, if the Fund’s shares trade at a discount of more than 10% from its net asset value per share (NAV) for any ten consecutive business days in 2025, the Board intends to authorize a tender offer to purchase at least 15% of its outstanding shares at a price of at least 98% of NAV.

Only stockholders of record as of Friday, January 24, 2025 will be entitled to vote at the special meeting.  The Board urges stockholders that do not plan to attend the meeting to promptly vote by proxy in order to minimize the cost to the Fund of soliciting additional proxies in the event a quorum is not reached and the meeting is adjourned.

The full details of the proposals to be considered at the special meeting are included in the Fund’s Definitive Proxy Statement, which was filed with the SEC on  January 27, 2025 and is available free of charge at www.sec.gov. Shareholders should carefully read the Definitive Proxy Statement and any other proxy materials filed by the Fund because they contain important information about the special meeting and the proposals.

For more information, please call InvestorCom, the Fund’s information agent, at (877) 972-0090.

* * * * *

BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS SHOULD READ CAREFULLY THOSE PROXY MATERIALS AND ALL OTHER RELEVANT DOCUMENTS FILED BY THE FUND WITH THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MEETING, THE PROPOSED ADVISORY ARRANGEMENTS AND OTHER PROPOSALS CONTAINED THEREIN.

This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Fund’s common stock.  No tender offer for the outstanding shares of our common stock has commenced.  If any tender offer is commenced, the Fund will file a Tender Offer Statement on Schedule TO with the SEC related to the tender offer.  The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other tender offer documents) will contain important information, including the terms and conditions of the tender offer, that should be read carefully before any decision is made with respect to the tender offer.  Stockholders will be able to obtain these documents free of charge, when they become available, from the SEC’s website (www.sec.gov) or the Fund’s current website (www.swzfund.com) or a successor Fund website.